Exhibit 10.6

NUGENE INTERNATIONAL, INC.

RESTRICTED STOCK UNITS AGREEMENT

THIS RESTRICTED STOCK UNITS AGREEMENT (the “Agreement”) is made and entered into as of the 22nd day of September, 2016 (the “Grant Date”), by and between NUGENE INTERNATIONAL, INC., a Nevada corporation (the “Company”); and, M. SAEED KHARAZMI (the “Grantee”), the Company’s Chief Medical Officer and Vice-Chairman of the Company’s Board of Directors. The Company has granted to the Grantee an award (the “Award”) consisting of two million (2,000,000) Restricted Stock Units (the “Total Number of Units”), subject to the terms and conditions of this Agreement. Each Unit represents a right to receive upon settlement one (1) share of Stock. The Award has not been granted pursuant to any compensatory, bonus, or similar plan maintained or otherwise sponsored by the Company (collectively, the “Plan”), and the shares of Stock that may become issuable upon settlement the Units shall not reduce the number of shares of Stock available for issuance under any Plan. The Company and Grantee are sometimes referred to collectively herein as the “Parties”, and each individually as a “Party”.

1.     DEFINITIONS AND INTERPRETATION.

1.1           Definitions. In addition to other capitalized terms defined elsewhere in this Agreement, the following capitalized terms shall have the following meanings:

“Board” means the Board of Directors of the Company. If one or more committees of the Board of Directors have been appointed by the Board to administer this Agreement, “Board” also means such committee(s).

“Cause” shall have the same meaning as under the Employment Agreement executed concurrently by and between the Parties (the “Employment Agreement”).

“Change in Control” shall have the same meaning as under the Employment Agreement.

“Code” means the Internal Revenue Code of 1986, as amended, and any applicable regulations and administrative guidelines promulgated thereunder.

“Complete Disability” shall have the same meaning as under the Employment Agreement.

“Dividend Equivalent Units” mean additional Restricted Stock Units credited pursuant to Section 2.3, below.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Expiration Date” means the seventh (7th) anniversary of the Grant Date.

“Fair Market Value” means as of any date, the value of a share of Stock or other property as determined by the Board, in its discretion, or by the Company, in its discretion, if such determination is expressly allocated to the Company herein, subject to the following:

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(a)   If, on such date, the Stock is listed or quoted on a national or regional securities exchange or quotation system, the Fair Market Value of a share of Stock shall be the closing price of a share of Stock as quoted on the national or regional securities exchange or quotation system constituting the primary market for the Stock, as reported in The Wall Street Journal or such other source as the Board deems reliable. If the relevant date does not fall on a day on which the Stock has traded on such securities exchange or quotation system, the date on which the Fair Market Value shall be established shall be the last day on which the Stock was so traded or quoted prior to the relevant date, or such other appropriate day as shall be determined by the Board, in its discretion.

(b)   If, on such date, the Stock is not listed or quoted on a national or regional securities exchange or quotation system, the Fair Market Value of a share of Stock shall be as determined by the Board in good faith without regard to any restriction other than a restriction which, by its terms, will never lapse.

“Participating Company” means the Company and any subsidiary of the Company.

“Restricted Stock Unit” or “Unit” means a right to receive on the applicable Settlement Date and in accordance with this Agreement one (1) share of Stock, and includes the Total Number of Units originally granted pursuant to this Agreement and the Dividend Equivalent Units credited pursuant to Section 2.3, as both may be adjusted from time to time pursuant to Section 7.

“Securities Act” means the Securities Act of 1933, as amended.

“Service” means the Grantee’s service to the Company as a director or consultant. The Grantee’s Service shall not be deemed to have been interrupted or terminated if the Grantee takes any sick leave, or other bona fide leave of absence approved by the Company’s Board of Directors.

“Service Condition” means the condition to the vesting of the Award. The Service Condition is satisfied based on the duration of the Grantee’s continuous Service from the Grant Date, as provided by Section 3.1.

“Settlement Date” means, for each Vested Unit, the earliest of (i) the six-month anniversary of the date the Service Condition is satisfied with respect to such Vested Unit (or, at the sole discretion of the Board, at such later date during the same calendar year); (ii) the date the Grantee’s Service ceases for any reason and such cessation constitutes a “separation from service” within the meaning of Section 409A of the Code; or (iii) the date of a Change in Control that constitutes a “change in control event” within the meaning of Section 409A of the Code.

“Stock” means the common stock of the Company, subject to adjustment as provided by Section 7.

“Trading Compliance Policy” means the written policy of the Company pertaining to the purchase, sale, transfer or other disposition of the Company’s equity securities by directors, officers, employees or other service providers who may possess material, nonpublic information regarding the Company or its securities.

“Vested Unit” means a Unit that has vested in accordance with Section 3 and ceased to be subject to the Company Reacquisition Right described in Section 4.1.

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1.2           Interpretation.

1.2.1.          Provision Not Construed Against Drafting Party. This Agreement is the result of negotiations by and between the Parties, and each Party has had the opportunity to be represented by independent legal counsel of its choice. This Agreement is the product of the work and efforts of all Parties, and shall be deemed to have been drafted by all Parties. In the event of a dispute, no Party shall be entitled to claim that any provision should be construed against any other Party by reason of the fact that it was drafted by one particular Party.

1.2.2.          Agreement Provisions, Exhibits, and Schedules. When a reference is made in this Agreement to an Article, Section, Subsection, Exhibit, or Schedule, such reference shall be to said item of this Agreement unless otherwise indicated. The Exhibits and Schedules identified in this Agreement are incorporated herein by reference and made a part hereof as if set out in full herein.

1.2.3.          Entire Agreement. This Agreement, and all references, documents, or instruments referred to herein, contains the entire agreement and understanding of the Parties in respect to the subject matter contained herein. The Parties have expressly not relied upon any promises, representations, warranties, agreements, covenants, or undertakings, other than those expressly set forth or referred to herein. This Agreement supersedes (i) any and all prior written or oral agreements, understandings, and negotiations between the Parties with respect to the subject matter contained herein; and, (ii) any course of performance and/or usage of the trade inconsistent with any of the terms hereof.

1.2.4.          Severability. Each and every provision of this Agreement is severable and independent of any other term or provision of this Agreement. If any term or provision hereof is held void or invalid for any reason by a court of competent jurisdiction, such invalidity shall not affect the remainder of this Agreement.

1.2.5.          Successors and Assigns. Except as expressly provided in this Agreement, each and all of the covenants, terms, provisions, conditions, and agreements herein contained shall be binding upon and shall inure to the benefit of the successors and assigns of the Parties.

1.2.6.          Time. All Parties agree that time is of the essence as to this Agreement.

1.2.7.          Governing Law. This Agreement shall be governed by the laws of the State of California, without giving effect to any choice or conflict of law provision or rule (whether of the State of California or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of California. If any court action is necessary to enforce the terms and conditions of this Agreement, the Parties hereby agree that the Superior Court of California, County of Orange, shall be the sole jurisdiction and venue for the bringing of such action.

1.3           Additional Definitions and Interpretation Provisions. For purposes of this Agreement, (i) those words, names, or terms which are specifically defined herein shall have the meaning specifically ascribed to them; (ii) wherever from the context it appears appropriate, each term stated either in the singular or plural shall include the singular and plural; (iii) wherever from the context it appears appropriate, the masculine, feminine, or neuter gender, shall each include the others; (iv) the words “hereof”, “herein”, “hereunder”, and words of similar import, when used in this Agreement, shall refer to this Agreement as a whole, and not to any particular provision of this Agreement; (v) all references to “Dollars” or “$” shall be construed as being United States Dollars; (vi) the term “including” is not limiting and means “including without limitation”; and, (vii) all references to all statutes, statutory provisions, regulations, or similar administrative provisions shall be construed as a reference to such statute, statutory provision, regulation, or similar administrative provision as in force at the date of this Agreement and as may be subsequently amended.

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2.     THE AWARD.

2.1           Grant of Units. On the Grant Date, the Grantee shall acquire, subject to the provisions of this Agreement, the Total Number of Units, subject to adjustment as provided in Section 7. Each Unit represents a right to receive one (1) share of Stock on the applicable Settlement Date and in accordance with this Agreement.

2.2           No Monetary Payment Required. The Grantee is not required to make any monetary payment (other than applicable tax withholding, if any) as a condition to receiving the Units or shares of Stock issued upon the vesting or settlement of the Units, the consideration for which shall be services to be rendered to a Participating Company or for its benefit. Notwithstanding the foregoing, if required by applicable law, the Grantee shall furnish consideration in the form of cash or past services rendered to a Participating Company or for its benefit having a value not less than the par value of the shares of Stock issued upon settlement of the Units.

2.3           Dividend Equivalent Units. On the date that the Company pays a cash dividend or other cash distribution to holders of Stock generally, the Grantee shall be credited with a number of additional whole Dividend Equivalent Units determined by dividing (a) the product of (i) the dollar amount of the cash dividend or distribution paid per share of Stock on such date and (ii) the total number of Units previously credited to the Grantee pursuant to this Agreement which have not been settled or forfeited pursuant to the Company Reacquisition Right (as defined below) as of such date, by (b) the Fair Market Value per share of Stock on such date. Any resulting fractional Dividend Equivalent Unit shall be rounded to the nearest whole number. Such additional Dividend Equivalent Units shall be subject to the same terms and conditions and shall be settled or forfeited in the same manner and at the same time as the Units originally subject to this Agreement with respect to which they have been credited.

2.4           Termination of the Award. The Award shall terminate upon the first to occur of (a) the final settlement of all Vested Units in accordance with Section 5 (including a final settlement upon the cessation of Grantee’s Services) or (b) the Expiration Date if settlement has not occurred on or before the Expiration Date.

3.     VESTING OF UNITS.

3.1           Satisfaction of Service Condition. Except as provided by Section 3.2 below and subject to the Grantee’s continuous Service through the applicable date set forth in the table below (each a “Service Date”), the Service Condition will be satisfied in accordance with the following schedule:

Service Date	Percentage of Units

22 September 2017	33.34%
22 September 2018	33.33%
22 September 2019	33.33%

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3.2          Vesting Upon Change in Control or Upon Removal Without Cause or Due to Death, or Complete Disability. Upon the Occurrence of a Change in Control, the Service Condition will be satisfied with respect to one-hundred percent (100%) of the Total Number of Units effective as of the date of such Change in Control. If the Grantee’s Service is involuntarily ceased by the Company for any reason other than Cause or the Grantee’s Service ends as a result of the Grantee’s death or Complete Disability, then the Service Condition will be satisfied with respect to one-hundred percent (100%) of the Total Number of Units effective as of the date of such end of Service. If the Grantee voluntarily terminates his Service there shall be no acceleration of the Service Condition.

3.3          Effect of the End of Service. Subject to the vesting provisions in Sections 3.1 and 3.2 above, upon the end of Grantee’s Service (whether by the Company or by Grantee and whether for Cause or for any or no reason), then:

(a)   all Units for which the Service Condition has not been satisfied as of the date of such end of Service shall be subject to the Company Reacquisition Right (as defined in Section 4.1) immediately upon the end of Grantee’s Service; and

(b)   all Units for which the Service Condition has been satisfied as of the date of such end of Service (including as a result of Section 3.2) shall not be subject to the Company Reacquisition Right, but instead shall remain Vested Units.

3.4          Payments Upon Vesting. On the day of Vesting of any Units pursuant to Section 3.1, above, the Company shall:

(a)   if Grantee is an employee at the time of Vesting, withhold, on behalf of Grantee, the Federal Insurance Contributions Act tax imposed pursuant to Sections 3101 and 3121(v)(2) of the Code on the Vested Units (the “FICA Amount”). In addition, the Company shall pay Grantee an amount equal to the sum of (A) the FICA Amount, plus (B) a tax gross-up payment (computed at the highest applicable marginal rate) in an amount that, after payment of all federal, state, and local income and employment taxes, results in the Grantee’s receipt and retention, on an after-tax basis, of an amount equal to all federal, state, and local taxes payable by Grantee on the FICA Amount.

(b)   if Grantee is a director or consultant at the time of Vesting, pay Grantee an amount equal to the sum of (A) the taxes imposed pursuant to Section 1401 of the Code on the Vested Units that are treated as “self-employment income” (as defined in Section 1402(b) of the Code), plus (B) a tax gross-up payment (computed at the highest applicable marginal rate) in an amount that, after payment of all federal, state, and local income and employment taxes, results in the Grantee’s receipt and retention, on an after-tax basis, of an amount equal to all federal, state, and local taxes payable by Grantee on the amount specified in Section 3.4(ii)(A).

The Company shall make any payments due to Grantee pursuant to this Section 3.4 within 24 hours of the Vesting of any Units by wire transfer to the account designated by Grantee.

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3.5          Federal Excise Tax Under Section 4999 of the Code.

3.5.1.          Excess Parachute Payment. If any acceleration of vesting pursuant to the Award and any other payment or benefit (collectively, the “Payments”) received or to be received by the Grantee would, but for this Section, subject the Grantee to any excise tax pursuant to Section 4999 of the Code or any similar or successor provision (the “Excise Tax”) due to the characterization of such acceleration of vesting, payment or benefit as an “excess parachute payment” under Section 280G of the Code, then the aggregate amount of the Payments will be either fully payable or reduced to the largest portion of the Payments that would result in no portion of the Payments (after reduction) being subject to the Excise Tax, whichever results in the Grantee receiving the greatest amount of Payments, on an after-tax basis (accounting for federal, state, and local income taxes and the Excise Tax), even if some or all of the Payments are subject to the Excise Tax. Any reduction in the Payments required by this Section will be made in the following order: (i) reduction of cash payments; (ii) reduction of accelerated vesting of equity awards other than stock options; (iii) reduction of accelerated vesting of stock options; and (iv) reduction of other benefits paid or provided to the Grantee. In the event that acceleration of vesting of equity awards is to be reduced, such acceleration of vesting will be cancelled in the reverse order of the date of grant of the Grantee’s equity awards. If two or more equity awards are granted on the same date, each award will be reduced on a pro-rata basis.

3.5.2.          Determination by Tax Firm. No later than the date of the occurrence of any event that might reasonably be anticipated to result in an “excess parachute payment” to the Grantee, the Company shall request a determination in writing by the professional firm engaged by the Company for general tax purposes, or, if the tax firm so engaged by the Company is serving as accountant or auditor for the acquiror, the Company will appoint a regionally recognized tax firm to make the determinations required by this Section (the “Tax Firm”). As soon as practicable thereafter, the Tax Firm shall determine the Grantee the amount of such acceleration of vesting, payments and benefits to be reduced, if any. For the purposes of such determination, the Tax Firm may rely on reasonable, good faith interpretations concerning the application of Sections 280G and 4999 of the Code. The Company and the Grantee shall furnish to the Tax Firm such information and documents as the Tax Firm may reasonably request in order to make its required determination. The Company shall bear all reasonable fees and expenses the Tax Firm charges in connection with its services contemplated by this Section.

4.     COMPANY REACQUISITION RIGHT.

4.1           Grant of Company Reacquisition Right. In the event that the Grantee’s Service ends for any reason, the Grantee shall forfeit and the Company shall automatically reacquire all Units for which the Service Condition has not been satisfied as of the time of such end of Grantee’s Service in accordance with Section 3 (the “Unvested Units”), and the Grantee shall not be entitled to any payment therefor (the “Company Reacquisition Right”).

4.2           Dividends, Distributions, and Adjustments. Upon the occurrence of a dividend or distribution to the stockholders of the Company paid in shares of Stock or other property, or any other adjustment upon a change in the capital structure of the Company as described in Section 7, any and all new, substituted or additional securities or other property to which the Grantee is entitled by reason of the Grantee’s ownership of Unvested Units shall be immediately subject to the Company Reacquisition Right and included in the terms “Units” and “Unvested Units” for all purposes of the Company Reacquisition Right with the same force and effect as the Unvested Units immediately prior to the dividend, distribution or adjustment, as the case may be. For purposes of determining the number of Units for which the Service Condition has been satisfied following a dividend, distribution or adjustment, credited Service shall include all Service with any corporation which is a Participating Company at the time the Service is rendered, whether or not such corporation is a Participating Company both before and after any such event.

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5.     SETTLEMENT OF THE UNITS.

5.1           Issuance of Shares of Stock. Subject to the provisions of Section 5.3 below, the Company shall issue to the Grantee on the Settlement Date with respect to each Vested Unit to be settled on such date one (1) share of Stock.

5.2           Beneficial Ownership of Shares. A certificate for the shares acquired by the Grantee shall be registered in the name of the Grantee, or, if applicable, in the names of the heirs of the Grantee.

5.3           Restrictions on Grant of the Units and Issuance of Shares. As of the date of this Agreement, the grant of the Units and issuance of shares of Stock upon settlement of the Units have not been registered under federal or state securities laws, and as a result, shall be subject to compliance with all applicable requirements of federal, state or foreign law with respect to such securities. No shares of Stock may be issued hereunder if the issuance of such shares would constitute a violation of any applicable federal, state, or foreign securities laws or other law or regulations or the requirements of any stock exchange or market system upon which the Stock may then be listed. The inability of the Company to obtain from any regulatory body having jurisdiction the authority, if any, deemed by the Company’s legal counsel to be necessary to the lawful issuance of any shares subject to this Agreement shall relieve the Company of any liability in respect of the failure to issue such shares as to which such requisite authority shall not have been obtained. As a condition to the settlement of the Units, the Company may require the Grantee to satisfy any qualifications that may be necessary or appropriate, to evidence compliance with any applicable law or regulation and to make any representation or warranty with respect thereto as may be requested by the Company.

5.4           Transfer of Shares. The Grantee may not transfer the shares of Stock issued upon settlement of the Units except in compliance with applicable federal and state securities laws and the Company’s insider trading policy.

5.5           Fractional Shares. The Company shall not be required to issue fractional shares upon the settlement of the Units.

6.     TAX WITHHOLDING.

6.1           In General. Grantee understands and agrees that the Grantee is an independent contractor and not an employee of the Company. As a result, the Company will not make deductions for taxes from any amounts payable to Grantee as a result of his Services to the Company or as a result of the vesting or settlement of the Units (except as otherwise specified in Section 3.4(i) or required by applicable law or regulation). Any taxes imposed on the Grantee due to Services to the Company (including upon the issuance, vesting and settlement of the Units) will be the sole responsibility of the Consultant (except as otherwise specified in Section 3.4(i)).

6.2           Cancellation of Shares. The Company shall, upon request by the Grantee, allow Grantee to satisfy all or any portion of the Grantee’s tax obligations upon the settlement of the Units by having the Company cancel the shares of Stock otherwise deliverable to the Grantee in settlement of the Units in an amount equal to the number of whole shares having a fair market value, as determined by the Company as of the date on which the tax obligations arise, not in excess of the amount of such tax obligations determined by the applicable minimum statutory withholding rates. Upon cancellation of the shares, the Company shall pay the fair market value of such cancelled shares to the Grantee in cash so that the Grantee can satisfy his tax obligations.

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6.3           Notice and Payment. On our before the date of each settlement of Units, the Grantee shall notify the Company of his election to cancel shares of Stock pursuant to Section 6.2 upon the settlement of such Units. The Company shall make the payment due to Grantee pursuant to Section 6.2 within 24-hours of the date of the settlement of the Units for which Grantee has elected to cancel shares of Stock pursuant to Section 6.2 by wire transfer to the account designated by Grantee.

7.     ADJUSTMENTS FOR CHANGES IN CAPITAL STRUCTURE. Subject to any required action by the stockholders of the Company and the requirements of Section 409A of the Code to the extent applicable, in the event of any change in the Stock effected without receipt of consideration by the Company, whether through merger, consolidation, reorganization, reincorporation, recapitalization, reclassification, stock dividend, stock split, reverse stock split, split-up, split-off, spin-off, combination of shares, exchange of shares, or similar change in the capital structure of the Company, or in the event of payment of a dividend or distribution to the stockholders of the Company in a form other than Stock (other than regular, periodic cash dividends paid on Stock pursuant to the Company’s dividend policy) that has a material effect on the Fair Market Value of shares of Stock, appropriate and proportionate adjustments shall be made in the number of Units subject to this Agreement and/or the number and kind of shares or other property to be issued in settlement of the Units, in order to prevent dilution or enlargement of the Grantee’s rights under this Agreement. For purposes of the foregoing, conversion of any convertible securities of the Company shall not be treated as “effected without receipt of consideration by the Company.” Any and all new, substituted or additional securities or other property (other than regular, periodic cash dividends paid on Stock pursuant to the Company’s dividend policy) to which the Grantee is entitled by reason of ownership of Units acquired pursuant to this Agreement will be immediately subject to the provisions of this Agreement on the same basis as all Units originally acquired hereunder. Any fractional Unit or share resulting from an adjustment pursuant to this Section shall be rounded down to the nearest whole number. Such adjustments shall be determined by the Board, and its determination shall be final, binding, and conclusive.

8.     RIGHTS AS A STOCKHOLDER OR DIRECTOR. The Grantee shall have no rights as a stockholder with respect to any shares which may be issued in settlement of the Units until the date of the issuance of such shares (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company). No adjustment shall be made for dividends, distributions or other rights for which the record date is prior to the date the shares of Stock are issued, except as provided in Section 2.3 or Section 7. The Grantee understands and acknowledges that the Grantee’s Services to the Company is dictated by the Employment Agreement. Nothing in this Agreement shall confer upon the Grantee any right to continue in the Service of a Participating Company or interfere in any way with any right of a Participating Company to end the Grantee’s Service at any time.

9.     LEGENDS. The Company may at any time place legends referencing any applicable federal, state or foreign securities law restrictions on all certificates representing shares of stock issued pursuant to this Agreement. The Grantee shall, at the request of the Company, promptly present to the Company any and all certificates representing shares acquired pursuant to this Agreement in the possession of the Grantee in order to carry out the provisions of this Section. Unless otherwise specified by the Company, legends placed on such certificates may include, but shall not be limited to, the following:

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“THE SECURITIES EVIDENCED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT BE SOLD, TRANSFERRED, ASSIGNED OR HYPOTHECATED UNLESS THERE IS AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH ACT COVERING SUCH SECURITIES, THE SALE IS MADE IN ACCORDANCE WITH RULE 144 OR RULE 701 UNDER THE ACT, OR THE COMPANY RECEIVES AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE COMPANY, STATING THAT SUCH SALE, TRANSFER, ASSIGNMENT OR HYPOTHECATION IS EXEMPT FROM THE REGISTRATION AND PROSPECTUS DELIVERY REQUIREMENTS OF SUCH ACT.”

10.  COMPLIANCE WITH SECTION 409A. The Parties intend that any election, payment, or benefit which is made or provided pursuant to or in connection with this Agreement that may result in or relate to the deferral of compensation within the meaning of Section 409A of the Code (“Section 409A Deferred Compensation”) shall comply in all respects with the applicable requirements of Section 409A of the Code (including applicable regulations or other administrative guidance thereunder, as determined by the Board in good faith) to avoid the unfavorable tax consequences provided therein for non-compliance. In connection with compliance with Section 409A of the Code, the following shall apply:

10.1         Separation from Service; Required Delay in Payment to Specified Grantee. Notwithstanding anything set forth herein to the contrary, no amount payable pursuant to this Agreement on account of the Grantee’s end of Service which constitutes Section 409A Deferred Compensation shall be paid unless and until the Grantee has incurred a “separation from service” within the meaning of Section 409A of the Code. Furthermore, to the extent that the Grantee is a “specified employee” within the meaning of the Section 409A as of the date of the Grantee’s separation from service, no amount that constitutes a deferral of compensation which is payable on account of the Grantee’s separation from service shall be paid to the Grantee before the date (the “Delayed Payment Date”) which is first day of the seventh month after the date of the Grantee’s separation from service or, if earlier, the date of the Grantee’s death following such separation from service. All such amounts that would, but for this Section, become payable prior to the Delayed Payment Date will be accumulated and paid on the Delayed Payment Date.

10.2         Other Changes in Time of Payment. Neither the Grantee nor the Company shall take any action to accelerate or delay the payment of any benefits under this Agreement in any manner which would not be in compliance with Section 409A of the Code.

10.3         Amendments to Comply with Section 409A; Indemnification. Notwithstanding any other provision of this Agreement to the contrary, the Company is authorized to amend this Agreement, to void or amend any election made by the Grantee under this Agreement and/or to delay the payment of any monies and/or provision of any benefits in such manner as may be determined by the Company, in its discretion, to be necessary or appropriate to comply with Section 409A of the Code without prior notice to or consent of the Grantee. The Grantee hereby releases and holds harmless the Company, its directors, officers and stockholders from any and all claims that may arise from or relate to any tax liability, penalties, interest, costs, fees or other liability incurred by the Grantee in connection with this Agreement, including as a result of the application of Section 409A of the Code.

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10.4         Advice of Independent Tax Advisor. The Company has not obtained a tax ruling or other confirmation from the Internal Revenue Service with regard to the application of Section 409A to this Agreement, and the Company does not represent or warrant that this Agreement will avoid adverse tax consequences to the Grantee, including as a result of the application of Section 409A of the Code. The Grantee hereby acknowledges that he or she has been advised to seek the advice of his or her own independent tax advisor prior to entering into this Agreement and is not relying upon any representations of the Company or any of its agents as to the effect of or the advisability of entering into this Agreement.

11.   ADMINISTRATION. All questions of interpretation concerning this Agreement or any other form of agreement or other document employed by the Company in the administration of this Agreement shall be determined by the Board. All such determinations by the Board shall be final, binding and conclusive upon all persons having an interest in this Agreement, unless fraudulent or made in bad faith. Any and all actions, decisions, and determinations taken or made by the Board in the exercise of its discretion pursuant to this Agreement or other agreement thereunder (other than determining questions of interpretation pursuant to the preceding sentence) shall be final, binding, and conclusive upon all persons having an interest in this Agreement. Any officer of the Company shall have the authority to act on behalf of the Company with respect to any matter, right, obligation, or election which is the responsibility of or which is allocated to the Company herein, provided the officer has apparent authority with respect to such matter, right, obligation, or election.

12.   REPRESENTATIONS AND WARRANTIES OF THE GRANTEE. In connection with the acquisition of securities pursuant to this Agreement, the Grantee hereby agrees, represents, and warrants as follows:

12.1         Investment Intent. The Grantee is acquiring shares of Stock pursuant to this Agreement solely for the Grantee’s own account for investment and not with a view to or for sale in connection with any distribution of the shares or any portion thereof and not with any present intention of selling, offering to sell or otherwise disposing of or distributing the shares or any portion thereof in any transaction other than a transaction exempt from registration under the Securities Act. The Grantee further represents that the entire legal and beneficial interest of the shares is being acquired, and will be held, for the account of the Grantee only and neither in whole nor in part for any other person.

12.2         Absence of Solicitation. The Grantee was not presented with or solicited by any form of general solicitation or general advertising, including, but not limited to, any advertisement, article, notice, or other communication published in any newspaper, magazine, or similar media, or broadcast over television, radio or similar communications media, or presented at any seminar or meeting whose attendees have been invited by any general solicitation or general advertising.

12.3         Capacity to Protect Interests. The Grantee has either (a) a preexisting personal or business relationship with the Company or any of its officers, directors, or controlling persons, consisting of personal or business contacts of a nature and duration to enable the Grantee to be aware of the character, business acumen and general business and financial circumstances of the person with whom such relationship exists, or (b) such knowledge and experience in financial and business matters (or has relied on the financial and business knowledge and experience of the Grantee’s professional advisor who is unaffiliated with and who is not, directly or indirectly, compensated by the Company or any affiliate or selling agent of the Company) as to make the Grantee capable of evaluating the merits and risks of the investment in shares acquired pursuant to this Agreement and to protect the Grantee’s own interests in the transaction, or (c) both such relationship and such knowledge and experience.

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12.4        Restricted Securities. The Grantee understands and acknowledges that:

(a)   The issuance to Grantee of shares pursuant to this Agreement has not been registered under the Securities Act, and the shares must be held indefinitely unless a transfer of the shares is subsequently registered under the Securities Act or an exemption from such registration is available, and that the Company is under no obligation to register the shares; and

(b)   The Company will make a notation in its records of the aforementioned restrictions on transfer and legends.

12.5         Disposition Under Rule 144. The Grantee understands that if the shares acquired pursuant to this Agreement are not registered prior to the Company’s issuance of such shares, the share will be restricted securities within the meaning of Rule 144 promulgated under the Securities Act (“Rule 144”). In addition, Grantee understands that he is an “affiliate” for purposes of Rule 144, and as such, remains subject to the “affiliate” restrictions set forth in Rule 144. As a result, Grantee understands and agrees that any future transfers of the Stock must be conducted in compliance with Rule 144.

12.6         Reliance by the Company. The Grantee understands that the shares acquired pursuant to this Agreement have not been registered under the Securities Act or under applicable state securities laws by reason of specific exemptions therefrom, which exemptions may depend upon, among other things, the bona fide nature of the Grantee’s representations as expressed herein. The Grantee understands that the Company is relying on the Grantee’s representations and warrants that the Company is entitled to rely on such representations and that such reliance is reasonable.

13.   ADDITIONAL PROVISIONS.

13.1         Executed Counterparts. This Agreement may be executed in any number of counterparts, all of which when taken together shall be considered one and the same agreement, it being understood that all Parties need not sign the same counterpart. In the event that any signature is delivered by Fax or by E-Mail, such signature shall create a valid and binding obligation of that Party (or on whose behalf such signature is executed) with the same force and effect as an original thereof. Any photographic, photocopy, or similar reproduction copy of this Agreement, with all signatures reproduced on one or more sets of signature pages, shall be considered for all purposes as if it were an executed counterpart of this Agreement.

13.2         Enforcement. The Parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. Accordingly, it is agreed that the Parties shall be entitled to seek an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement, this being in addition to any other remedy to which they are entitled at law or in equity. The remedies of the Parties under this Agreement are cumulative and shall not exclude any other remedies to which any person may be lawfully entitled.

13.3         Waiver. No failure by any Party to insist on the strict performance of any covenant, duty, agreement, or condition of this Agreement or to exercise any right or remedy on a breach shall constitute a waiver of any such breach or of any other covenant, duty, agreement, or condition.

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13.4        Recovery of Fees by Prevailing Party. In the event of any legal action (including arbitration) to enforce or interpret the provisions of this Agreement, the non-prevailing Party shall pay the reasonable attorneys’ fees, costs, and expenses (including expert witness fees) of the prevailing Party in such amount as the court shall determine. In addition, such non-prevailing Party shall pay reasonable attorneys’ fees incurred by the prevailing Party in enforcing, or on appeal from, a judgment in favor of the prevailing Party. The preceding sentence is intended by the Parties to be severable from the other provisions of this Agreement and to survive and not be merged into such judgment.

13.5        Termination or Amendment. The Board may terminate or amend this Agreement at any time; provided, however, no such termination or amendment may adversely affect the Grantee’s rights under this Agreement without the consent of the Grantee unless such termination or amendment is necessary to comply with applicable law or government regulation, including, but not limited to, Section 409A of the Code. No amendment or addition to this Agreement shall be effective unless in writing.

13.6        Nontransferability of Units. Prior to the issuance of shares of Stock on the applicable Settlement Date, neither this Agreement nor any Units subject to this Agreement shall be subject in any manner to anticipation, alienation, sale, exchange, transfer, assignment, pledge, encumbrance, or garnishment by creditors of the Grantee or the Grantee’s beneficiary, except transfer by will or by the laws of descent and distribution. All rights with respect to this Agreement shall be exercisable during the Grantee’s lifetime only by the Grantee or the Grantee’s guardian or legal representative.

13.7        Further Assurances. Each Party agrees (i) to furnish upon request to each other Party such further information; (ii) to execute and deliver to each other Party such other documents; and, (iii) to do such other acts and things, all as another Party may reasonably request for the purpose of carrying out the intent of this Agreement and the transactions envisioned hereunder. However, this provision shall not require that any additional representations or warranties be made and no Party shall be required to incur any material expense or potential exposure to legal liability pursuant to this Section 13.7.

13.8        Notices.

13.8.1.        Method and Delivery. All notices, requests and demands hereunder shall be in writing and delivered by hand, by Electronic Transmission, by mail, or by recognized commercial over-night delivery service (such as Federal Express or UPS), and shall be deemed given (a) if by hand delivery, upon such delivery; (b) if by Electronic Transmission, upon telephone confirmation of receipt of same; (c) if by mail, forty-eight (48) hours after deposit in the United States mail, first class, registered or certified mail, postage prepaid; or, (d) if by recognized commercial over-night delivery service, upon such delivery.

13.8.2.          Consent to Electronic Transmission. Each Party hereby expressly consents to the use of Electronic Transmission for communications and notices under this Agreement. For purposes of this Agreement, “Electronic Transmission” means a communication (i) delivered by Fax or E-Mail when directed to the Fax number or E-Mail address, respectively, for that recipient on record with the sending Party; and, (ii) that creates a record that is capable of retention, retrieval, and review, and that may thereafter be rendered into clearly legible tangible form.

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13.8.3.          Address Changes. Any party may alter the Fax number, E-Mail address, physical address, or postage address to which communications or copies are to be sent by giving notice of such change of address to the other Parties in accordance with the provisions of this Section 13.11.

13.9         Best Efforts. Each Party shall cooperate in good faith with the other Parties generally, and in particular, the Parties shall use and exercise their best efforts, taking all reasonable, ordinary and necessary measures to ensure an orderly and smooth relationship under this Agreement, and further agree to work together and negotiate in good faith to resolve any differences or problems which may arise in the future. However, the obligations under this Section 13.9 shall not include any obligation to incur substantial expense or liability.

XIV

EXECUTION

IN WITNESS WHEREOF, this RESTRICTED STOCK UNITS AGREEMENT has been duly executed by the Parties in Orange County, California, and shall be effective as of and on the Grant Date. The Company hereby represents and warrants that it (i) has the requisite power and authority to enter into and carry out the terms and conditions of this Agreement, as well as all transactions contemplated hereunder; and, (ii) it is duly authorized and empowered to execute and deliver this Agreement.

NUGENE:

NUGENE INTERNATIONAL, INC.,
a Nevada corporation

BY:	/s/ Ali Kharazmi

NAME: Ali Kharazmi

TITLE: Chairman

DATED: 22 September 2016

XV

ACCEPTANCE

The Grantee represents that the Grantee has read and is familiar with the terms and provisions of this Agreement and hereby accepts the Award subject to all of the terms and provisions hereof. The Grantee hereby agrees to accept as binding, conclusive, and final all decisions or interpretations of the Board of Directors of the Company upon any questions arising under this Agreement.

DATED: 22 September 2016	/s/ M. Saeed Kharazmi
M. SAEED KHARAZMI

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